UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 19, 2011
POTASH AMERICA, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-150775	41-2247537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8th Floor – 200 South Virginia Street, Reno, Nevada		89501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(775) 398-3019
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

During mid-March, we entered into a Letter of Intent covering the purchase of 100% of the potash claims located in Newfoundland, Canada, title 018321M, that is part of the historic St. Finton’s Potash Intercept.

Our company joins several other junior miners in this area. Historical data and due diligence indicate a likelihood our company will close on the property by June 8, 2011 and begin a feasibility study shortly thereafter.

On May 11, 20011 our company entered into a Letter of Intent to acquire a 100% interest in 39 Bureau of Land Management Claims in Mineral County, Nevada. The claims cover the unique deposit of sedimentary montmorillonite just south of Sodaville, NV. The claims have previously been ‘worked’ and much historical data about montmorillonite and this particular site exists. Again, our company, upon final due diligence expects to close on this property before August 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTASH AMERICA, INC.
/s/ Barry Wattenberg
Barry Wattenberg
President and Director

Date:	May 19, 2011